UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2008

TeamStaff, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	0-18492	22-1899798
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Executive Drive Somerset, NJ	08873
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 523-9897

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

The information required to be disclosed in Item 3.02 concerning the grant of restricted stock awards to Ms. West is incorporated herein by reference from Item 5.02.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2008, TeamStaff, Inc. (the “Company” or “TeamStaff”) entered into an employment agreement with Ms. Dale West, the material terms of which are summarized below. Ms. West will serve as the President of TeamStaff Rx, the Company’s subsidiary which provides travel nursing and travel allied healthcare professional staffing services. As used in the following summary, the term “Executive” shall refer to Ms. West. The following description of the employment agreement is qualified in its entirety by reference to the full text of such agreement, which agreement is filed as an exhibit to the Current Report.

• The employment agreement is for an initial term expiring September 30, 2010. Under the employment agreement, the Executive will receive a base salary of $200,000. The term of the agreement is effective as of October 1, 2008.

• The Executive may receive a bonus in the sole discretion of the Management Resources and Compensation Committee of the Board of Directors. The Executive will have an opportunity to earn a cash bonus (“Targeted Bonus”) of up to 70% of her base salary for each fiscal year of employment. The bonus will be based on performance targets and other key objectives established by the Chief Executive Officer of the Company. Thirty percent (30%) of the bonus shall be based on achieving revenue targets, sixty percent (60%) shall be based on achieving EBITDA targets, and ten percent (10%) shall be based on achieving corporate goals established by the Chief Executive Officer. The Executive may be eligible for additional compensation for exceeding performance targets as determined in the sole discretion of the Management Resources and Compensation Committee.

• Grant of 30,000 shares of restricted common stock. The vesting schedule applicable to the restricted stock is as follows: one-half vest on September 30, 2009, upon satisfaction of performance targets and other key objectives established by the Chief Executive Officer for 2009; and one-half vest on September 30, 2010, upon the satisfaction of the performance targets determined for 2010. However, in the event of a change in control (as defined in the employment agreement), the conditions to the vesting of the restricted stock awards shall be deemed void and all such shares shall be immediately and fully vested and delivered to the Executive.

• The Executive will be eligible to receive a quarterly stock bonus equal to $12,500 of the Company’s common stock at the end of each calendar quarter of employment for satisfaction of performance criteria and other key objectives established by the Chief Executive Officer, provided that the first two quarterly bonuses shall be deemed earned if the Executive is continuously employed by the Company during such quarters and shall not be conditioned on the achievement of any other performance criteria. The value of the common stock shall be deemed vested and earned on the first business day following the close of the quarter.

• In the event of the termination of employment by us without “cause” or by the Executive for “good reason,” as those terms are defined in the employment agreement, or in the event her employment is terminated due to her disability, she would be entitled to: (a) a severance payment of 6 months of base salary; (b) continued participation in our health and welfare plans for a period not to exceed 6 months from the termination date; and (c) all compensation accrued but not paid as of the termination date. In addition, in the event of termination for disability, the Executive would also receive a pro-rata bonus, as described below.

• In the event of the termination of her employment due to her death, the Executive’s estate would be entitled to receive: (a) all compensation accrued but not paid as of the termination date; (b) continued participation in our health and welfare plans for a period not to exceed 6 months from the termination date; and (c) payment of a “Pro Rata Bonus”, which is defined as an amount equal to the lesser of (i) $75,000, and (ii) the Targeted Bonus multiplied by a fraction, the numerator of which shall be the number of days from the commencement of the fiscal year to the termination date, and the denominator of which shall be the number of days in the fiscal year in which the Executive was terminated.

• If the Executive’s employment is terminated by us for “cause” or by him without “good reason,” she is not entitled to any additional compensation or benefits other than her accrued and unpaid compensation.

• In the event that within 90 days of a “Change in Control” as defined in the employment agreement, (a) the Executive is terminated, or (b) her status, title, position or responsibilities are materially reduced and the Executive terminates her employment, the Company shall pay and/or provide to the Executive, the following compensation and benefits:

(A) The Company shall pay the Executive, in lieu of any other payments due hereunder, (i) the accrued compensation; (ii) the continuation benefits; and (iii) as severance, base salary for a period of 6 months, payable in equal installments on each of the Company’s regular pay dates for executives during the six months commencing on the first regular executive pay date following the termination date; and

(B) The conditions to the vesting of any outstanding incentive awards (including restricted stock, stock options and granted performance shares or units) granted to the Executive under any of the Company’s plans, or under any other incentive plan or arrangement, shall be deemed void and all such incentive awards shall be immediately and fully vested and exercisable.

• In addition, in the event the Company serves a “Notice of Retention” and the Executive diligently performs her duties during the “Retention Period” (as those terms are defined in the employment agreement), the Company shall pay the Executive, in one lump sum on the first day of the month immediately following the month in which the Retention Period ends, an amount equal to 50% of her then current base salary. In the event the Company fails to serve a Notice of Retention, the Company shall pay the Executive in one lump sum on the first day of the month immediately following the Change in Control, an amount equal to 50% of the Executive’s then current base salary.

• Notwithstanding the foregoing, if the payments due in the event of a Change in Control would constitute an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), the aggregate of such credits or payments under the employment agreement and other agreements shall be reduced to the largest amount as will result in no portion of such aggregate payments being subject to the excise tax imposed by Section 4999 of the Code. The priority of the reduction of excess parachute payments shall be in the discretion of the Executive.

• Pursuant to the employment agreement, the Executive is subject to customary confidentiality, non-solicitation of employees and non-competition obligations that survive the termination of such agreements.

• The Executive will be eligible to participate in all employee benefits afforded to the Company’s senior management. In addition, the Executive shall receive an advance to reimburse her for living expenses not to exceed $3,200 in any month or $36,000 in the aggregate. In the event (i) the Executive is in continuous employment with the Company through September 30, 2009, or (ii) the Executive is terminated without cause prior to September 30, 2009, the advance shall be deemed earned and not repayable or used to offset other compensation. In the event the Executive’s employment with the Company is terminated for any reason except death or a termination by the Company without cause prior to September 30, 2009, the advance shall be immediately repayable by the Executive and, at the Company’s option, may be used to offset any amounts owing to the Executive by the Company.

Biographical Information

Ms. West has been an independent consultant in the healthcare staffing sector from February 2008 to May 2008. From August 1998 through July 2002, Ms. West was Senior Vice President of RNNetwork, Inc., a healthcare staffing company and from July 2002 through December 2005, Ms. West served as the President of RNNetwork, Inc. Ms. West also was an owner and original founder of RNNetwork. At RNNetwork, Ms. West was responsible for overseeing all aspects of the travel nurse business. RNNetwork was acquired by CompHealth Group in January 2005. Previously, Ms. West worked at Hospital Staffing Services, Inc. from September 1995 to August 1998 as Director of Sales. Prior to that, Ms. West worked as Director of Operations at Allied Health Services, Inc. from 1992 to 1995. Ms. West is 53 years old.

Item 9.01             Financial Statements and Exhibits

(d)	Exhibit
	Number	Exhibit Title or Description
	10.1	Employment Agreement between the Company and Dale West

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TeamStaff, Inc.

By: /s/ Rick Filippelli
Name: Rick J. Filippelli
Title: President and Chief Executive Officer
Date: December 9, 2008

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Employment Agreement between the Company and Dale West

5